Exhibit 10.1

GRANT AGREEMENT FOR
LONG-TERM INCENTIVE PROGRAM PERFORMANCE-BASED
RESTRICTED STOCK UNITS
FOR SENIOR EXECUTIVES UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This is a Grant Agreement between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) attached hereto as the cover page of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.
Restricted Stock Units
1.Grant. Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Units”), subject to adjustment, forfeiture and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The number of Units specified in the Notice reflects the target number of Units that may be earned by the Holder. The Company and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the Shares, if any, that the Holder may become entitled to receive under this Grant Agreement, and (b) will, except as provided in Sections 4 and 5 hereof, be forfeited by the Holder if the Holder’s termination of employment occurs before the Settlement Date (as defined in Section 7, below), and are further subject to cancellation (and any shares of Common Stock or cash delivered in settlement of the Units are subject to recapture) if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.
2.Performance Criteria. Subject to the Holder’s continuous employment through the Settlement Date and subject to Section 6 below, the Holder will earn a number of Units on the Settlement Date determined based on the achievement of a three-year goal related to earnings per share (the “Company Performance Measure”) and the relative total shareholder return (“TSR”) during the period beginning on January 1, 2016 and ending on December 31, 2018 (the “Performance Cycle”), in each case, as determined by the Committee.
3.Dividend Equivalent Rights. The Units are granted with Dividend Equivalent rights, as set forth in this Section 3. As of each payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the commencement date of the Performance Cycle and before all of the Units are settled or forfeited as set forth below, the Holder shall be credited (without interest) with an additional number of Units, in whole or in fractions thereof, in an amount determined by dividing (i) the aggregate cash dividends that would have been paid on such dividend payment date in respect of the number of shares of Common Stock underlying the Units actually earned by the Holder in accordance with this Grant Agreement, by (ii) the Common Stock closing price on the ex-dividend date (two trading days prior to the record date). All such additional Units shall be subject to the same terms and conditions (including vesting conditions and Dividend Equivalent rights) applicable to the Units in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the Units to which they are related, in accordance with Section 7.
4.Consequences of Termination of Employment. The consequences of the Holder’s termination of employment during the Performance Cycle and before a Change in Control shall be as follows:

i.
In the case of a termination of the Holder’s employment with the Company (a “Termination of Employment”) by the Company for Cause, the Units shall be forfeited as of the date of the Termination of Employment. For purposes of this Grant Agreement, the Holder’s Termination of Employment shall be considered to be for “Cause” if it is a termination for “Cause” pursuant to an Individual Agreement to which the Holder is a party that is then in effect or, if there is no Individual Agreement in effect that defines “Cause”, “Cause” shall have the meaning set forth in the Plan.

ii.
In the case of a Termination of Employment as a result of the Holder’s death or Disability after June 30, 2016, the number of Units earned shall be determined based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Termination of Employment and TSR (calculated as if the most recently completed fiscal year prior to such Termination of Employment had been the end of the Performance Cycle). Any Units which become earned pursuant to this Section 4.ii shall be settled on or within 60 days after the date of such Termination of Employment, but in no event later than the Settlement Date, in accordance with Section 7. Notwithstanding anything in this Section 4.ii to the contrary, in the case of a Termination of Employment as a result of the Holder’s death or Disability on or after July 1, 2016 and before 2017, the number of Units earned shall be based on 100% of the target award level payout for the 2016 fiscal year, to be settled on or within 60 days after such Termination of Employment, but in no event later than March 15, 2017.

iii.
In the case of a Termination of Employment (a) at a time when the Holder has attained at least 55 years of age and completed at least five Years of Service, other than as a result of the Holder’s death or termination by the Company for Cause (b) by the Company other than for Cause (as defined in Section 4.i, above), or (c) by the Holder for Good Reason (as defined below), the number of Units earned shall be determined as follows: first, the Committee shall determine the number of Units earned based on actual achievement of the Company Performance Measure and TSR following the end of the Performance Cycle; and second, the number of Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Units shall then be settled in accordance with Section 7 as for all other holders whose awards are settled on the Settlement Date. For purposes of this Grant Agreement, the Holder’s Termination of Employment shall be considered to be for “Good Reason” if it is a termination for “Good Reason” pursuant to an Individual Agreement to which the Holder is a party that is then in effect.

iv.	In all other cases, the Units shall be forfeited as of the date of the Termination of Employment.
5.Change in Control. If a Change in Control occurs and the Holder has remained continuously employed by the Company until at least immediately prior to the Change in Control, the Units shall not vest in accordance with the terms of Section 18 of the Plan and the number of Units earned shall be determined as follows:

i.
If the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Units will not be honored or assumed, or new rights that substantially preserve the terms of the Units substituted therefor, by the Holder’s employer (or the parent of such employer) immediately following the Change in Control, the number of Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Change in Control and TSR (calculated as if the most recently completed fiscal year prior to such Change in Control had been the end of the Performance Cycle).

ii.
If the Committee determines that the Units have been assumed and, before the Settlement Date, the Holder has a Termination of Employment by the Company without Cause or by the Holder for Good Reason within the 24-month period immediately following a Change in Control, the number of Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Termination of Employment and TSR (calculated as if the most recently completed fiscal year prior to such Termination of Employment had been the end of the Performance Cycle).

Any Units which are earned pursuant to this Section 5 shall be settled on or within 60 days after the Change in Control or Termination of Employment, as applicable, but in no event later than the Settlement Date, in accordance with Section 7.
6.Termination, Rescission and Recapture. The Holder specifically acknowledges that the Units and any Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Units and/or the recapture of any Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such Common Stock. Except as provided in the next sentence, as a condition of the settlement of Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Termination of Employment has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Termination of Employment of the Holder that occurs within the 24-month period after a Change in Control.
7.Payout of Units. Within 15 business days following the Committee’s certification of the Company Performance Measure and TSR for the Performance Cycle in the fiscal year following the end of the Performance Cycle, but in no event later than March 15th of such fiscal year (the “Settlement Date”), subject to Section 9 below, the Company shall settle each earned Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock, as the Company may in its sole discretion determine (and the Company may settle some Units in Common Stock and some in cash). In the case of Units settled by delivery of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or Common Stock to be delivered in settlement of Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).
8.Code Section 409A. Mattel intends that the Units shall not constitute “deferred compensation” within the meaning of Section 409A of the Code and this Grant Agreement shall be interpreted based on such intent. In view of uncertainty surrounding Section 409A of the Code, however, if Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable so that the Units will not be subject to Section 409A of the Code, or alternatively so that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
Notwithstanding anything in this Grant Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Holder’s Termination of Employment, all references to the Holder’s Termination of Employment shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), and the Holder shall not be considered to have a Termination of Employment unless such termination constitutes a Separation from Service with respect to the Holder.
9.Tax Withholding. The Company shall withhold from the cash and/or Common Stock delivered in settlement of Units shares of Common Stock having a Fair Market Value on the Settlement Date, and/or cash, equal to the amount necessary to satisfy the minimum required withholding, if any, of any income tax, social tax, payroll tax or other required taxes, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy such obligation by causing the forfeiture of a number of Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding (unless higher withholding is permissible without adverse accounting consequences to Mattel), or (ii) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion.
10.Compliance with Law.

i.
No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii.
If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

11.Assignability. The Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.
12.Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, these Units shall be subject to the provisions of Section 18 of the Plan.
13.No Additional Rights.

i.
Neither the granting of the Units nor their vesting or settlement shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii.
The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, (iii) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company, (iv) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company, and (v) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

iii.
Without limiting the generality of subsections (a) and (b) immediately above and subject to Section4 above, if there is a Termination of Employment of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

iv.
The Holder's participation in the Plan is voluntary. The value of the Units and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Holder's employment (and the Holder's employment contract, if any). Any grant under the Plan, including the grant of the Units, is not part of the Holder's normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

14.Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.
15.Data Privacy Consent.

i.
The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing and transfer of such data in relation to the grant of the Units and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

ii.
The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Holder's participation in the Plan.

iii.
The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

iv.
The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c)

request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder's local HR manager.
16.Compliance with Plan. The Units and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, which are incorporated herein by reference. No amendment to the Plan shall adversely affect the Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern.
17.Effect of Grant Agreement on Individual Agreements. Notwithstanding the provisions of any Individual Agreement, (i) in the case of a conflict between the terms of the Holder’s Individual Agreement and this Grant Agreement, the terms of the Grant Agreement shall govern, and (ii) the vesting and settlement of Units shall in all events occur in accordance with this Grant Agreement to the exclusion of any provisions contained in an Individual Agreement regarding the vesting or settlement of the Units, and any such Individual Agreement provisions shall have no force or effect with respect to the Units.
18.Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan to the extent that it would be lawful to do so, and the Company would not, in connection with this Grant Agreement, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation by the Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.
19.No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying Common Stock. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
20.Additional Requirements. Mattel reserves the right to impose other requirements on the Units, any shares of Common Stock acquired pursuant to the Units, and the Holder’s participation in the Plan, to the extent Mattel determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Units and the Plan. Such requirements may include (but are not limited to) requiring the Holder to sign any agreements or undertakings that may be necessary or advisable to accomplish the foregoing.
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